UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
 (Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5 .07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2013, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). There were 191,842,988 common shares of the Company represented in person or by proxy at the meeting, constituting approximately 94.7% of outstanding common shares on March 28, 2013, the record date for the Annual Meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: Election of four Class II trustees to the Company’s Board of Trustees.

	For	Against	Abstain	Broker Non-Votes
Hasu P. Shah	159,443,181	19,054,572	648,149	12,697,086
Dianna F. Morgan	166,899,546	11,592,260	654,096	12,697,086
Kiran P. Patel	153,969,344	24,777,500	399,058	12,697,086
John M. Sabin	166,793,829	11,704,863	647,210	12,697,086

All trustee nominees were duly elected. Each of the individuals named in the above table will serve as Class II trustees until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified.

Proposal 2: Advisory vote to approve the Named Executive Officer’s compensation

For	Against	Abstain	Broker Non-Votes
133,010,552	45,774,266	361,084	12,697,086

The proposal was approved on an advisory basis.

Proposal 3: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
183,518,294	6,012,713	2,311,981	N/A

The appointment was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 24, 2013	By:	/s/ Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer